ASSET PURCHASE AGREEMENT

                           by and among

                 BLUE DOLPHIN PIPE LINE COMPANY,
        BUCCANEER PIPE LINE CO. AND MISSION ENERGY, INC.,
                            as Sellers

                               and

         COENERGY OFFSHORE PIPELINE & PROCESSING COMPANY,
                           as Purchaser


                   Dated as of August 31, 1995



                        TABLE OF CONTENTS

                            ARTICLE I
                 SALE AND PURCHASE OF THE ASSETS
Section 1.01   Agreement to Purchase and Sell. . . . . . . . . .1
Section 1.02   Purchase Price. . . . . . . . . . . . . . . . . .2
Section 1.03   Customer Contracts. . . . . . . . . . . . . . . .2
Section 1.04   Effective Time. . . . . . . . . . . . . . . . . .3
Section 1.05   Other Agreements. . . . . . . . . . . . . . . . .3

                            ARTICLE II
                             CLOSING

                           ARTICLE III
                   ACTIONS TAKEN AT THE CLOSING
Section 3.01   Actions Taken by the Blue Dolphin Companies . . .4
Section 3.02   Actions Taken by COPP . . . . . . . . . . . . . .5

                            ARTICLE IV
 REPRESENTATIONS BY AND WARRANTIES OF THE BLUE DOLPHIN COMPANIES
Section 4.01   The Blue Dolphin Companies. . . . . . . . . . . .5
               (a)  Organization and Powers. . . . . . . . . . .5
               (b)  Agreements and Consents. . . . . . . . . . .5
               (c)  Litigation; Orders . . . . . . . . . . . . .6
               (d)  Validity and Enforceability. . . . . . . . .6
               (e)  Condition of Assets. . . . . . . . . . . . .7
               (f)  Ownership of Assets. . . . . . . . . . . . .7
               (g)  Governmental Licenses and Permits. . . . . .7
               (h)  Contracts. . . . . . . . . . . . . . . . . .7
               (i)  Compliance with Laws . . . . . . . . . . . .7
               (j)  Environmental Matters. . . . . . . . . . . .8
               (k)  No Brokers . . . . . . . . . . . . . . . . .8
               (l)  Conformity of Copies . . . . . . . . . . . .9
               (m)  No Changes . . . . . . . . . . . . . . . . .9
               (n)  Accuracy as of the Closing Date. . . . . . .9
               (o)  Not a Retailer . . . . . . . . . . . . . . .9
               (p)  Employees. . . . . . . . . . . . . . . . . .9
               (q)  Forecasts and Projections. . . . . . . . . .9
               (r)  Corporate Structure. . . . . . . . . . . . .9
               (s)  Disclosure of Other Matters. . . . . . . . .9
Section 4.02   No Other Warranties . . . . . . . . . . . . . . 10

                            ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF COPP
Section 5.01   By COPP . . . . . . . . . . . . . . . . . . . . 10
               (a)  Organization and Powers. . . . . . . . . . 10
               (b)  Agreements and Consents. . . . . . . . . . 10
               (c)  Litigation; Orders . . . . . . . . . . . . 11
               (d)  Validity and Enforceability. . . . . . . . 11
               (e)  No Brokers . . . . . . . . . . . . . . . . 11
               (f)  No Distribution. . . . . . . . . . . . . . 12
               (g)  Corporate Structure. . . . . . . . . . . . 12
               (h)  Accuracy as of the Closing Date. . . . . . 12

                            ARTICLE VI
                       ADDITIONAL COVENANTS
Section 6.01   Exclusivity . . . . . . . . . . . . . . . . . . 12
Section 6.02   Public Announcements. . . . . . . . . . . . . . 12
Section 6.03   Tax Matters . . . . . . . . . . . . . . . . . . 13
Section 6.04   Further Assurances. . . . . . . . . . . . . . . 14
Section 6.05   Casualty Loss & Condemnation. . . . . . . . . . 14
Section 6.06   Conduct and Preservation of Business. . . . . . 14
Section 6.07   Restrictions on Certain Actions . . . . . . . . 14
Section 6.08   Third Party Consents. . . . . . . . . . . . . . 15
Section 6.09   Amendment of Schedules. . . . . . . . . . . . . 16
Section 6.10   Assignment of Customer Contracts. . . . . . . . 16
Section 6.11   Texas Land Office . . . . . . . . . . . . . . . 17

                           ARTICLE VII
                      CONDITIONS TO CLOSING
Section 7.01   Conditions to COPP's Obligation to Close. . . . 17
               (a)  Representation and Warranties True . . . . 17
               (b)  Compliance with Covenants. . . . . . . . . 17
               (c)  Officer's Certificate. . . . . . . . . . . 18
               (d)  No Injunction. . . . . . . . . . . . . . . 18
               (e)  Casualty Loss. . . . . . . . . . . . . . . 18
               (f)  Due Diligence. . . . . . . . . . . . . . . 18
               (g)  Condition of the Assets. . . . . . . . . . 18
               (h)  All Necessary Consents and Approvals . . . 18
               (i)  Opinion of Counsel . . . . . . . . . . . . 18
               (j)  Bank One Lien Release. . . . . . . . . . . 18
Section 7.02   Conditions to the Obligation
               of the Blue Dolphin Companies to Close. . . . . 18
               (a)  Representation and Warranties True . . . . 18
               (b)  Compliance with Covenants. . . . . . . . . 19
               (c)  Officer's Certificate. . . . . . . . . . . 19
               (d)  No Injunction. . . . . . . . . . . . . . . 19
               (e)  Casualty Loss. . . . . . . . . . . . . . . 19
               (f)  All Necessary Consents and Approvals . . . 19
               (g)  Opinion of Counsel . . . . . . . . . . . . 19
               (h)  Bank One Lien Release. . . . . . . . . . . 20


                           ARTICLE VIII
                  ASSUMPTION AND INDEMNIFICATION
Section 8.01   Assumption of Liabilities Relating
               to the Purchased Interests. . . . . . . . . . . 19
Section 8.02   Indemnification by the Blue Dolphin Company . . 20
Section 8.03   Indemnification by COPP . . . . . . . . . . . . 20
Section 8.04   Notice of Asserted Liability. . . . . . . . . . 20
Section 8.05   Opportunity to Defend . . . . . . . . . . . . . 21
Section 8.06   Negligence and Strict Liability Waiver. . . . . 21
Section 8.07   Exclusive Remedy. . . . . . . . . . . . . . . . 21



                            ARTICLE IX
                          MISCELLANEOUS
Section 9.01   Survival. . . . . . . . . . . . . . . . . . . . 22
Section 9.02   Due Diligence Review. . . . . . . . . . . . . . 22
Section 9.03   Counterparts. . . . . . . . . . . . . . . . . . 22
Section 9.04   Governing Law . . . . . . . . . . . . . . . . . 22
Section 9.05   Entire Agreement. . . . . . . . . . . . . . . . 22
Section 9.06   Expenses. . . . . . . . . . . . . . . . . . . . 23
Section 9.07   Notices . . . . . . . . . . . . . . . . . . . . 23
Section 9.08   Successors and Assigns. . . . . . . . . . . . . 24
Section 9.09   Headings. . . . . . . . . . . . . . . . . . . . 24
Section 9.10   DTPA Waiver . . . . . . . . . . . . . . . . . . 24
Section 9.11   Severability. . . . . . . . . . . . . . . . . . 24
Section 9.12   No Third Party Beneficiaries. . . . . . . . . . 25
Section 9.13   Cross-references. . . . . . . . . . . . . . . . 25

                     ASSET PURCHASE AGREEMENT

     This Agreement is made and entered into as of the 31st day of August, 1995, by and among Blue Dolphin Pipe Line Company, a Delaware corporation ("BDPL"), Buccaneer Pipe Line Co., a Texas corporation ("BPC"), Mission Energy, Inc., a Delaware corporation doing business in Texas under the name "MEI Mission Energy, Inc." ("MEI") (BDPL, BPC, and MEI are sometimes collectively referred to herein as the "Blue Dolphin Companies" or singularly as a "Blue Dolphin Company"), and CoEnergy Offshore Pipeline & Processing Company, a Michigan corporation ("COPP").

                           WITNESSETH:

     WHEREAS, BDPL is engaged in the business (the "Blue Dolphin
Pipeline Business") of providing services relating to the transportation of natural gas and liquids through the Blue Dolphin Pipeline (as hereinafter defined);

     WHEREAS, MEI is engaged in the business (the "Shore Facilities Business") of providing services relating to the dehydration of natural gas and the separation and storage of liquids on and at the Land and the Shore Facilities (as hereinafter defined);

     WHEREAS, BPC is engaged in the business (the "Buccaneer Pipeline Business") of providing services relating to the transportation of liquids through the Buccaneer Pipeline (as hereinafter defined); and

     WHEREAS, COPP desires to purchase an undivided 1/3 interest in the assets comprising the Blue Dolphin Pipeline Business, the Shore Facilities Business, and the Buccaneer Pipeline Business (collectively, the "Businesses"), and the Blue Dolphin Companies desire to sell to COPP an undivided 1/3 interest in said assets on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and covenants herein contained, and the benefits to be derived herefrom, the parties hereby agree as follows:

                            ARTICLE I

                   SALE AND PURCHASE OF ASSETS

     1.01 AGREEMENT TO PURCHASE AND SELL. Subject to the terms and the conditions set forth in this Agreement, at the Closing (as defined in Article II):

     (a) BDPL will sell to COPP, and COPP will purchase from BDPL, an undivided 1/3 interest in and to that certain pipeline system owned by BDPL located both onshore in Brazoria County, Texas, and offshore of the coast of Texas, which is referred to and described in Exhibit 1.01(a), including an undivided one-third (1/3) interest in all pipelines and related equipment and fixtures and any easements, right-of-ways, and permits necessary to conduct the Blue Dolphin Pipeline Business (the "Blue Dolphin Pipeline");

     (b) BPC will sell to COPP, and COPP will purchase from BPC, an undivided 1/3 interest in and to that certain pipeline system owned by BPC located onshore in Brazoria County, Texas, which is referred to and described in Exhibit 1.01(b), including an undivided one-third (1/3) interest in all pipelines and related equipment and fixtures and any easements, right-of-ways, and permits necessary to conduct the Buccaneer Pipeline Business (the "Buccaneer Pipeline");

     (c) MEI will sell to COPP, and COPP will purchase from MEI, undivided 1/3 interests in and to:

          (i) those certain tracts or parcels of real estate described in Exhibit 1.01(c)(i) (the "Land"), and

          (ii) the onshore separation, vapor recovery, and dehydration facilities, related equipment and fixtures owned by MEI which are located on the Land on the date of this Agreement (the "Shore Facilities").

     The assets comprising the Businesses which are subject to the sale and assignment of 1/3 undivided interests pursuant to this Section are sometimes referred to herein collectively as the "Assets". The undivided 1/3 interests in the Assets to be acquired by COPP pursuant to this Section are sometimes referred to herein collectively as the "Purchased Interests" or singularly as a "Purchased Interest".

     1.02 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") for the Purchased Interests shall be U.S. $10,000,000 together with the assumption by COPP of the Assumed Obligations (as defined in Section 8.01). The Purchase Price includes COPP's pro rata share of the capital improvements described on Exhibit 1.02 to the extent the cost of such capital improvements does not exceed $500,000. In addition, COPP shall pay its pro rata share of any such capital improvements to the extent such costs exceeds $500,000, provided, however, that COPP's pro rata share of such costs shall not exceed $83,300. The Purchase Price shall be allocated to Class III assets as defined in Temp. Treas. Reg. 1.1060-1T(d)(2)(ii) and among the Purchased Interests in the manner set forth in Section 6.03(d).

     1.03 CUSTOMER CONTRACTS. Subject to Section 6.10, the sale and purchase of the Purchased Interests shall include an assignment of an undivided 1/3 interest in and to the rights of the respective Blue Dolphin Company in the agreements described on Schedule 1.03 (the "Customer Contracts") pursuant to which certain persons have entered into agreements with one or more of the Blue Dolphin Companies with respect to (a) the transportation, separation, dehydration, or storage of natural gas, crude oil, and/or condensate through, by, and/or on certain of the Assets, or (b) the vapor recovery processes performed by MEI.

     1.04 EFFECTIVE TIME. The transfer of the ownership of the Purchased Interests shall be effective as of 7:00 a.m., Central Daylight Time, on the first day of the calendar month within which the Closing Date occurs (the "Effective Time"). All sums owing on account of the ownership, operation, or use of the Purchased Interests prior to the Effective Time shall be for the account of and charged to the respective Blue Dolphin Company, and all sums owing on account of the ownership, operation, or use of the Purchased Interests on or after the Effective Time shall be charged to and for the account of COPP. The respective Blue Dolphin Company shall be entitled to any and all revenues, refunds, sums or amounts attributable to the ownership, operation, or use of the Purchased Interests prior to the Effective Time. COPP shall be entitled to any and all revenues, refunds, sums or amounts attributable to the ownership, operation, or use of the Purchased Interests on and after the Effective Time. Nothing set forth in this Section 1.04 shall be construed, however, to supersede any agreements made pursuant to the Operating Agreements (as defined in Section 1.05) with respect to the operation of the Assets subsequent to the Effective Time, which shall be controlling for all such purposes. For purposes of this Section 1.04,
(a) revenues shall be treated as realized with respect to the storage of crude oil, condensate, and natural gas liquids prior to the Effective Time to the extent such liquids were in storage in or on the Assets at the Effective Time and (b) such liquids shall be deemed delivered from storage on a "FIFO" basis.

     1.05 OTHER AGREEMENTS. At the Closing, COPP, BDPL, BPC, and MEI will enter into (a) operating agreements for each Business (the "Operating Agreements") substantially identical in form and content to
Exhibit 1.05(a) pursuant to which the parties will make certain covenants, give certain agreements, and incur certain obligations in connection with the operation of the Assets subsequent to Closing, and
(b) a purchase rights and participation agreement (the "Purchase Rights Agreement") substantially identical in form and content to Exhibit 1.05(b) pursuant to which the parties will be subjected to certain restrictions on future transfers of their interests in the Assets.

                            ARTICLE II

                             CLOSING

     The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Cokinos, Bosien & Young, Houston, Texas as soon as possible following execution of this Agreement, but in no event later than August 31, 1995, at 9:00 a.m., Houston time. The date of the Closing is referred to herein as the "Closing Date". The Closing Date will not be extended past August 31, 1995, regardless of whether the satisfaction of the conditions described in Article VII remain pending, except the Closing Date will be extended past August 31, 1995 if (a) the Closing Date is extended in writing by mutual agreement of the parties, or (b) receipt of required and material governmental consents or approvals remains pending, in which case the Closing Date shall be extended until the grant or denial of the necessary consents or approvals.

                           ARTICLE III

                   ACTIONS TAKEN AT THE CLOSING

     3.01 ACTIONS TAKEN BY THE BLUE DOLPHIN COMPANIES. At the Closing, the Blue Dolphin Companies shall execute and deliver the following:

     (a) an Assignment and Bill of Sale substantially identical in form and content to Exhibit 3.01(a) (the "Assignment") and any other instruments reasonably necessary to transfer an undivided 1/3 interest in the Blue Dolphin Pipeline, the Buccaneer Pipeline and the Shore Facilities to COPP, free and clear of all Liens, other than Permitted Encumbrances;

     (b) a Special Warranty Deed substantially identical in form and content to Exhibit 3.01(b) (the "Deed"), and any other instruments reasonably necessary to transfer an undivided 1/3 interest in the Land to COPP free and clear of all Liens, other than Permitted Encumbrances;

     (c)  the Operating Agreements;

     (d)  the Purchase Rights Agreement; and

     (e) an affidavit or other certification that such Blue Dolphin Company is not a "foreign person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986, as amended (i.e., such Blue Dolphin Company is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and the regulations promulgated thereunder).

As used in this Agreement: (a) the term "Liens" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, and (b) the term "Permitted Encumbrances" shall mean: (i) Liens for taxes not yet due and payable or which are being contested in good faith and disclosed in Schedule 3.01; (ii) materialmen's, mechanics', workers', repairmen's, or other similar Liens arising in the ordinary course of the operation of the Assets for amounts not due and payable or which are being contested in good faith and disclosed on Schedule 3.01; (iii) all rights to, consents by, required notices to, filings with, or other actions by governmental entities if the same are customarily obtained subsequent to sale or conveyance; (iv) rights reserved to or vested in any local, state, and federal governmental bodies, authorities, or agencies to control or regulate any of the real property occupied by the Assets in any manner, and all laws, rules, regulations, ordinances, and orders of any such bodies, authorities, or agencies; (v) Liens to be released at or before Closing; (vi) any other Liens that do not, individually or in the aggregate, have a material adverse effect on the ownership, operation, or value of the Purchased Interests; (vii) the encumbrances and restrictions with respect to the Land described in Exhibit "B" to the Deed and (viii) the Applicable Operating Agreements (as defined in Section 4.01(h)).

     3.02 ACTIONS TAKEN BY COPP. At the Closing, COPP shall deliver or cause to be delivered, by wire transfer of immediately available funds to the bank accounts designated by each Blue Dolphin Company, that Blue Dolphin Company's share of the Purchase Price, and shall execute and deliver the following:

     (a)  the Assignment;

     (b)  the Operating Agreements; and

     (c)  the Purchase Rights Agreement.

                            ARTICLE IV

 REPRESENTATIONS BY AND WARRANTIES OF THE BLUE DOLPHIN COMPANIES

     4.01 THE BLUE DOLPHIN COMPANIES. Each Blue Dolphin Company, jointly and severally, represents and warrants to COPP as set forth below:

     (a) ORGANIZATION AND POWERS. BDPL and MEI are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware and are duly qualified to do business in, and are in good standing under the laws of, the State of Texas. BPC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The Blue Dolphin Company has all corporate power and authority necessary to conduct its business as presently conducted, and to own, lease, or operate all properties now owned, leased, or operated by the Blue Dolphin Company.

     (b) AGREEMENTS AND CONSENTS. Neither the execution, delivery, nor performance of this Agreement, the Operating Agreements, the Assignment, the Deed, the Purchase Rights Agreement or any other documents or instruments executed and delivered at the Closing (the "Closing Agreements") by the Blue Dolphin Company will (i) conflict with or result in any breach of any provisions of the articles of incorporation, certificate of incorporation, or bylaws of that Blue Dolphin Company;
(ii) to the knowledge of that Blue Dolphin Company, require the consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except as set forth in
Schedule 4.01(b) or Section 6.11, or any regulatory approvals or routine governmental consents normally acquired after consummation of transactions such as transactions of the nature contemplated by this Agreement, (iii) except as set forth in Schedule 4.01(b), violate, effect acceleration of or result in the termination, cancellation, or modification of any material agreement, indenture, instrument, lease, contract, or other undertaking to which that Blue Dolphin Company is a party or is bound, except as provided in Section 6.10 or for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Closing; (iv) violate any order, writ, injunction, or decree to which the Blue Dolphin Company is bound or may be bound,
(v) to the knowledge of the Blue Dolphin Company, violate any statute, rule, or regulation to which that Blue Dolphin Company is bound or may be bound; or (vi) result in the imposition or creation of any Lien upon any of the Assets other than a Permitted Encumbrance.

     (c) LITIGATION; ORDERS. There is no action, suit, investigation, inquiry, or proceeding ("Litigation") pending, or to the knowledge of the Blue Dolphin Company threatened, to which such Blue Dolphin Company is or would be a party and which relates to the Assets. As of the date hereof there is no Litigation, judgment or outstanding order, writ, injunction, decree, stipulation, or award (whether rendered by a court or administrative agency, or by arbitration) to which that Blue Dolphin Company is bound that would prohibit or delay in any material respect the consummation of the transactions contemplated hereby or in the Closing Agreements or that could otherwise be reasonably expected to materially adversely affect the Purchased Interests.

     (d) VALIDITY AND ENFORCEABILITY. The Blue Dolphin Company has the corporate power and authority to execute and deliver this Agreement and the Closing Agreements. The execution and delivery by the Blue Dolphin Company of this Agreement and the Closing Agreements and the consummation by the Blue Dolphin Company of the transactions and performance of the terms and conditions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on behalf of that Blue Dolphin Company. This Agreement has been, and at the Closing the Closing Agreements will be, duly and validly executed and delivered by the Blue Dolphin Company and, assuming this Agreement and the Closing Agreements constitute valid and binding obligations of COPP, this Agreement constitutes, and at the Closing this Agreement and the Closing Agreements will constitute, valid and binding obligations of the Blue Dolphin Company, enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, bank moratorium, fraudulent conveyance, or similar laws affecting creditors' rights generally, general principles of equity, and laws restricting the availability of equitable remedies).

     (e) CONDITION OF ASSETS. Except as set forth on Schedule 4.01(e), the Assets constitute all of the assets and properties used in connection with the Businesses. To the knowledge of the Blue Dolphin Company, the Assets owned by the Blue Dolphin Company are in serviceable and functional condition, subject only to (i) normal maintenance requirements and normal wear and tear reasonably expected in the ordinary course of business based on the age and nature of such Assets or (ii) any other matters which do not have a material adverse effect on the Purchased Interests, and are suitable for the purposes used and are adequate for the normal operation of the respective Business.

     (f) OWNERSHIP OF ASSETS. The Blue Dolphin Company is the owner of and has title to the Purchased Interests which are to be assigned by that Blue Dolphin Company pursuant to Section 1.01, free and clear of all Liens other than Permitted Encumbrances.

     (g) GOVERNMENTAL LICENSES AND PERMITS. To the knowledge of the Blue Dolphin Company, (i) the Blue Dolphin Company possesses all governmental licenses, franchises, permits, certificates, orders, approvals, authorizations, exemptions, registrations, and similar documents or instruments (the "Permits") necessary for the ownership, operation, and maintenance of the Assets as currently operated (all of which are listed on Schedule 4.01(g)), and (ii) the Assets are in compliance with the Permits and all orders, judgments and decrees applicable to the ownership, use, maintenance, and operation of the Assets.

     (h) CONTRACTS. Schedule 1.03 sets forth all of the Customer Contracts. The contracts and agreements listed on Schedule 4.01(h) (the "Applicable Operating Agreements") constitute all of the material contracts and agreements (other than the Customer Contracts) relating to the continued ownership, operation, and maintenance of the Assets by the Blue Dolphin Company and, except as set forth on Schedule 4.01(h), each of the Customer Contracts and the Applicable Operating Agreements is in full force and effect and there is no breach or default by the Blue Dolphin Company under any such contract or agreement (or the occurrence of any event which, after the giving of notice or the passage of time or otherwise, will result in a breach or default) that could reasonably be expected to have a material adverse effect on the ownership, operation, or maintenance of the Purchased Interests. To the knowledge of the Blue Dolphin Company, no other party to any of such contracts or agreements is in breach of or in default under such contracts and agreements, nor has any assertion been made by the Blue Dolphin Company of any such breach or default. Except as disclosed on Schedule 4.01(h) and Section 6.10, each of such contracts and agreements are freely and fully assignable to COPP without penalty or other adverse consequence.

     (i) COMPLIANCE WITH LAWS. To the knowledge of the Blue Dolphin Company, the Blue Dolphin Company is operating the Assets in compliance with all laws, rules and regulations of federal, state, or local entities (other than Environmental Laws (as defined below)) which have jurisdiction over the Blue Dolphin Company or the ownership, operation, and maintenance of the Assets. The Blue Dolphin Company is not charged or, to the knowledge of the Blue Dolphin Company, threatened with or under investigation with respect to, any violation of any applicable law relating to any aspect of the ownership or operation of the Assets or the operation of the respective Business.

     (j) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.01(j), to the knowledge of the Blue Dolphin Company, the Assets have been operated by the Blue Dolphin Company in compliance with all applicable Environmental Laws (as defined below), other than violations which individually or in the aggregate do not and will not have a material adverse effect on the operation and ownership of the Assets or the results of operations and the condition (financial or otherwise) or prospects of the respective Business. There is at the date hereof no pending Litigation or, to the knowledge of that Blue Dolphin Company, any threatened Litigation, relating to any violation of any Environmental Laws with respect to the Assets; and to the Blue Dolphin Company's knowledge, all material notices, permits, or similar authorization, if any, required to be obtained or filed in connection with the ownership and operation of the Assets, including, without limitation, the treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed. As used in this Agreement "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, judicial, or arbitrated decisions, or determinations of any governmental authority or court pertaining to the environment currently in effect in Brazoria or Galveston County, Texas and offshore of the Texas Gulf Coast, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, comparable state and local laws, and other safety, health, and environmental conservation or protection laws. The term "release" has the meaning specified in the CERCLA, and the term "disposal" (or "disposed") has the meaning specified in the RCRA.

     (k) NO BROKERS. Neither the Blue Dolphin Company nor any of its affiliates has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement, nor has any of them taken any action which would give rise to any valid claim against COPP or any of its affiliates, officers, directors, or employees for a brokerage commission, finder's fee, or other like payment in connection with the transaction evidenced hereby.

     (l) CONFORMITY OF COPIES. The Blue Dolphin Companies have made available to COPP accurate and complete copies of all Customer Contracts and Applicable Operating Agreements.

     (m) NO CHANGES. Except as disclosed on Schedule 4.01(m), since July 20, 1995 (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the business, assets, results of operations, or condition of the Businesses or the ownership or operation of the Assets or any material portion thereof; (ii) the Businesses have been conducted only in the ordinary course consistent with past practice; (iii) the Blue Dolphin Company has not, in respect of the Business conducted by that Blue Dolphin Company, incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) the Blue Dolphin Company has not suffered any material loss, damage, destruction, or other casualty to any of the Assets (whether or not covered by insurance); and (v) the Blue Dolphin Company has not, in respect of the Business conducted by that Blue Dolphin Company, taken any of the actions set forth in Section 6.07 except as permitted thereunder.

     (n) ACCURACY AS OF THE CLOSING DATE. The representations and warranties made in this Article IV will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

     (o) NOT A RETAILER. MEI is not engaged in the business of selling tangible personal property at retail, does not hold a sales and use tax permit issued by the state of Texas, and has not made any retail sale of tangible personal property during the twelve month period ending on the Closing Date.

     (p) EMPLOYEES. None of the Blue Dolphin Companies employ any individuals.

     (q) FORECASTS AND PROJECTIONS. To the knowledge of the Blue Dolphin Companies, the forecasts of future throughput and operating expenses previously provided to COPP by the Blue Dolphin Companies were prepared based upon reasonable assumptions.

     (r) CORPORATE STRUCTURE. Each Blue Dolphin Company is wholly owned by Blue Dolphin Energy Company, a Delaware corporation.

     (s) DISCLOSURE OF OTHER MATTERS. To the knowledge of the Blue Dolphin Company, no representation or warranty made by the Blue Dolphin Company in this Agreement, and no statement of the Blue Dolphin Company contained in any Closing Agreement, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. To the knowledge of the Blue Dolphin Company, it is not aware of any information which could not have been discovered pursuant to a reasonable and diligent investigation of the files and records maintained by the Blue Dolphin Company (including the records listed on Schedule 9.02) which would materially and adversely affect the operation or ownership of the Assets. The Blue Dolphin Company has made available to COPP accurate and complete copies of all agreements, documents, and other writings referred to or listed in this Article or any Schedule hereto, exclusive of the records listed on Schedule 9.02.

     4.02 NO OTHER WARRANTIES. Except as and to the extent set forth in this Article IV, the Blue Dolphin Company (i) has not made any representations or warranties to COPP whatsoever, and (ii) hereby disclaims all liability and responsibility for any other representation, warranty, statement, or information made or communicated (orally or in writing) to COPP by any person, including without limitation a Blue Dolphin Company or any of their representatives. Specifically, COPP acknowledges that none of the Blue Dolphin Companies nor any of their affiliates have made any representation or warranty other than that which is set forth in Section 4.01(e) relating to the condition, fitness, or suitability of any of the tangible assets included in the Purchased Interests, and acknowledges that it will acquire such tangible assets, except for the representations set forth in Section 4.01(e), "AS IS" and "WHERE IS" without any representation or warranty from any of the Blue Dolphin Companies or any of their affiliates relating to their condition, merchantability or fitness for a specific purpose.

                            ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF COPP

     5.01 BY COPP. COPP represents and warrants to each of the Blue Dolphin Companies as set forth below:

     (a) ORGANIZATION AND POWERS. COPP (i) is a corporation duly organized, validly existing, and in good standing under the laws of the state of Michigan, (ii) is duly qualified to do business in, and is in good standing under the laws of, the state of Texas, and (iii) has all corporate power and authority necessary to conduct its business as it is presently conducted.

     (b) AGREEMENTS AND CONSENTS. Neither the execution, delivery, nor performance of this Agreement or the Closing Agreements by COPP will (i) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of COPP; (ii) to COPP's knowledge, require the consent or approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, except any regulatory approvals or routine governmental consents normally acquired after consummation of transactions such as transactions of the nature contemplated by this Agreement, (iii) violate, effect acceleration of, or result in termination, cancellation, or modification of any material agreement, indenture, instrument, lease, contract, or other undertaking to which COPP is a party or by which it is bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Closing; or (iv) violate any order, writ, or injunction to which COPP is bound or may be bound, or (v) to the knowledge of COPP, violate any decree, statute, rule, or regulation to which COPP is bound or may be bound.

     (c) LITIGATION; ORDERS. There is no Litigation, judgment or outstanding order, writ, injunction, decree, stipulation, or award (whether rendered by a court or administrative agency, or by arbitration) pending, or to the knowledge of COPP threatened, to which COPP is or would be a party or to which COPP is bound that would have an adverse effect on the ability of COPP to consummate the transactions contemplated hereby or in the Closing Agreements or that would prevent or delay in any material respect the consummation of the transactions contemplated hereby or in the Closing Agreements or could otherwise be reasonably expected to materially adversely affect the Purchased Interests.

     (d) VALIDITY AND ENFORCEABILITY. COPP has the corporate power and authority to execute and deliver this Agreement and the Closing Agreements. The execution and delivery by COPP of this Agreement and the Closing Agreements and the consummation by COPP of the transactions and performance of the terms and conditions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on behalf of COPP. This Agreement has been, and at the Closing the Closing Agreements will be, duly and validly executed and delivered by COPP and, assuming this Agreement and the Closing Agreements constitute a valid and binding obligation of the Blue Dolphin Companies, the Agreements constitute, and at the Closing the Closing Agreements will constitute, valid and binding obligations of COPP, enforceable against COPP in accordance with their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, bank moratorium, fraudulent conveyance, or similar laws affecting creditors' rights generally, general principles of equity, and laws restricting the availability of equitable remedies).

     (e) NO BROKERS. COPP has advised the Blue Dolphin Companies that at the Closing COPP (but not any of the Blue Dolphin Companies) will incur an obligation to Cherry McNeil Associates ("CMA") for the payment of a fee in connection with this transaction. Except as described in the immediately preceding sentence, neither COPP nor any of its affiliates has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement, nor has any of them taken any action which would give rise to any valid claim against any Blue Dolphin Company or any of their affiliates, officers, directors, or employees for a brokerage commission, finder's fee, or other like payment in connection with the transaction evidenced hereby.

     (f) NO DISTRIBUTION. COPP is an experienced and knowledgeable investor in the natural gas and liquids pipeline business. Prior to entering into this Agreement, COPP was advised by its counsel and such other persons it has deemed appropriate concerning this Agreement. COPP is acquiring the Purchased Interests for its own account and for investment, and not in connection with a distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations as promulgated thereunder or any applicable state blue sky laws.

     (g) CORPORATE STRUCTURE. COPP is wholly owned by Pipeline & Processing Group, Inc., a Michigan corporation, which is wholly owned by MCN Investment Corporation, a Michigan corporation.

     (h) ACCURACY AS OF THE CLOSING DATE. The representations and warranties made in this Article V will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                            ARTICLE VI

                       ADDITIONAL COVENANTS

     6.01 EXCLUSIVITY. On or before August 31, 1995 or the occurrence of the Closing, whichever occurs first, the Blue Dolphin Companies shall not, indirectly or directly, through any director, officer, agent, financial advisor, affiliate or otherwise, solicit, initiate or encourage submission of proposals of offers from any person relating to any acquisition or purchase of all or a portion of the Assets, and shall not participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing, unless COPP has indicated that it does not intend to consummate the transactions contemplated hereby on or before the Closing Date for any reason, in which case the obligations of the Blue Dolphin Companies under this Section 6.01 shall terminate.

     6.02 PUBLIC ANNOUNCEMENTS. Without the prior written approval of the other parties hereto, which approval shall not be unreasonably withheld, no party hereto will issue, or permit any agent or affiliate to issue, any press releases or otherwise make or cause any agent or affiliate to make, any public statements with respect to this Agreement or the transactions contemplated hereby except where such release or statement is deemed in good faith by the releasing party to be required by applicable law or any national securities exchange. Any party or parties issuing such a release or statement will use its or their reasonable efforts to provide a copy to the other parties prior to the issuance of such release or statement.

     6.03 TAX MATTERS.

     (a) The term "Taxes" shall mean all income, gross receipts, profits, franchise, sales, use, occupation, property (including in lieu-of-taxes), ad valorem, capital, wealth, environmental, employment, severance, production, excise, stamp, transfer, workers' compensation, social security, withholding or similar taxes, motor vehicle registration fees, customs or import duties and all other taxes or other governmental fees or charges imposed by any country or political subdivision thereof, together with any interest, additions or penalties with respect thereto.

     (b) COPP shall pay all transfer taxes, including without limitation, sales, use, excise (including excise taxes on petroleum, products of petroleum, petrochemicals, chemicals, and other taxable substances), stamp, documentary, filing, recording, permit, license, authorization, and other similar Taxes, filing fees and similar charges ("Transfer Taxes"), incurred or imposed in connection with or as a result of the transactions effected pursuant to this Agreement regardless of upon whom such Transfer Tax is levied or imposed by law. COPP shall prepare and file all returns and reports for such Transfer Taxes. Should any of the Blue Dolphin Companies be required by law to pay such Transfer Tax, COPP shall notify the appropriate Blue Dolphin Company of such amount and the due dates thereof and remit the amount of such Transfer Tax and pre-prepared filings associated therewith to the Blue Dolphin Company for remittance at least ten days before such Transfer Tax is due.

     (c) The Blue Dolphin Companies shall be liable for all Taxes (other than Transfer Taxes described in Section 6.03(b)) incurred in connection with the sale of the Purchased Interests and all taxes with respect to the ownership and operation of the Purchased Interests for taxable periods ending on or before the Effective Time. COPP shall be liable for its pro rata share of all Taxes (other than (subject to its obligations under the Operating Agreements) employment, workers' compensation, social security, withholding, or similar taxes relating to employees) imposed with respect to the ownership and operation of the Assets for periods beginning after the Effective Time. With respect to the taxable period which includes the Effective Time (i) property and other ad valorem Taxes accruing with respect to the Purchased Interests shall be apportioned between the respective Blue Dolphin Company, on the one hand, and COPP, on the other hand, based on the daily proration of such Taxes, and (ii) any other Taxes accruing during such period shall be equitably apportioned among the parties.

     (d) The Blue Dolphin Companies and COPP agree that the Purchase Price shall be allocated among the Purchased Interests in the manner set forth in Schedule 6.03(d). Each party agrees to complete IRS Form 8594 consistently with the agreed allocation and to furnish the other party with a draft copy of such form within a reasonable period before the filing due date of such form. Neither the Blue Dolphin Companies nor COPP shall file any return with a tax authority that is inconsistent with such allocation.

     6.04 FURTHER ASSURANCES. After the Closing, the Blue Dolphin Companies and COPP shall, and shall cause their affiliates to, execute, acknowledge, and deliver all such further conveyances, notices, assumptions, releases, and acquittances, and such other instruments, and shall take such further actions, as may be necessary or appropriate more fully to assure to COPP, and its successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers, and privileges intended to be conveyed to COPP pursuant to this Agreement and to assure fully to the Blue Dolphin Companies, their affiliates and successors and assigns, the assumption of the liabilities and obligations intended to be assumed by COPP pursuant to this Agreement.

     6.05 CASUALTY LOSS AND CONDEMNATION. In the event that there exist at and as of the Closing any casualty loss or condemnation proceeding with respect to the Purchased Interests, the Blue Dolphin Companies shall assign to COPP at and as of the Closing any rights it may have to claims against any insurance carrier, governmental entity, or third party with respect to such casualty loss or condemnation proceeding.

     6.06 CONDUCT AND PRESERVATION OF BUSINESS. Except as expressly provided in this Agreement, during the period from the date hereof to the Closing, each Blue Dolphin Company (i) shall conduct the Business now conducted by that Blue Dolphin Company only in the ordinary course consistent with past practice and in compliance with all applicable laws; (ii) shall use its reasonable best efforts to preserve, maintain, and protect the Assets; and (iii) shall use its reasonable best efforts to preserve intact the business organization of such Business, to keep available the services of the employees of the Business, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with the Business.

     6.07 RESTRICTIONS ON CERTAIN ACTIONS. Without limiting the generality of Section 6.06, and except as otherwise expressly provided in this Agreement, prior to the Closing, each Blue Dolphin Company shall not, without the prior written consent of COPP:

          (a) make any material change in the ongoing operations of the Assets or the Business;

          (b) except in the ordinary course of the Business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money in respect of the Business;

          (c) mortgage or pledge any of the Assets or create or suffer to exist any encumbrance thereupon, other than the Permitted
     Encumbrances;

          (d) sell, lease, transfer, or otherwise dispose of, directly or indirectly, any of the Assets, other than inventories of finished goods sold in the ordinary course of the Business consistent with past practice;

          (e) make any capital expenditure or expenditures relating to any of the Businesses which, individually, is in excess of $75,000 or, in the aggregate, are in excess of $75,000;

          (f) permit any current insurance or reinsurance policies covering the Assets to be cancelled or terminated or any of the coverages thereunder to lapse if such policy covers Assets or insures risks, contingencies, or liabilities of the Business, unless simultaneously with such cancellation, termination, or lapse, replacement policies providing coverage equal to or greater than the coverage cancelled, terminated, or lapsed are in full force and effect and written copies thereof have been provided to COPP;

          (g) take any action which would make any of the representations or warranties of a Blue Dolphin Company contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would result in any of the conditions set forth in this Agreement not being satisfied; or

          (h) authorize or agree in writing or otherwise to take any of the actions described in this Section.

     6.08 THIRD PARTY CONSENTS. The Blue Dolphin Companies and COPP shall use their respective reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including governmental entities) that are necessary or required to enable the Blue Dolphin Companies to transfer the Purchased Interests to COPP as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings, and registrations referred to in this Section shall be borne by the Blue Dolphin Company, provided, however, that the foregoing shall not affect the obligation of COPP to pay such expenses as required for it to comply with regulatory requirements imposed on it.

     6.09 AMENDMENT OF SCHEDULES. Each Blue Dolphin Company agrees that, with respect to the representations and warranties of such Blue Dolphin Company contained in this Agreement, such Blue Dolphin Company shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Section 7.01 has been fulfilled, the Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

     6.10 ASSIGNMENT OF CUSTOMER CONTRACTS. Substantially all of the Customer Contracts include provisions which require that a party thereto, prior to assigning the respective Customer Contract, must obtain the consent of the other party thereto, which consent is not to be unreasonably withheld. In order to comply with these provisions, the parties hereto have agreed that the Blue Dolphin Companies will not assign an interest in the Customer Contracts at Closing. The Blue Dolphin Companies will (a) from and after the Closing use reasonable best efforts to promptly obtain the consent of the customers to the assignment of the Customer Contracts to COPP pursuant to Section 1.03, and (b) will deliver to COPP on or before the day which is ninety (90) days after the Closing Date an Assignment substantially in the form of
Exhibit 6.10 pursuant to which undivided 1/3 interests in the Customer Contracts are assigned to COPP pursuant to Section 1.03. The Blue Dolphin Companies will mail a letter to each of the Major Customers (as hereinafter defined) requesting their consent to the assignment of the respective Customer Contract to COPP within thirty (30) days of the Closing Date. If the written consent of any of the Major Customers is not received within fifty (50) days of the Closing Date, the Blue Dolphin Company shall within sixty (60) days of the Closing Date mail a second letter to the Major Customers who have not consented requesting their consent to the transaction. If the consent of any of the Major Customers is not received within eighty (80) days of the Closing Date, the Blue Dolphin Companies will mail a third letter to such Major Customers requesting their consent and stating that their consent will be deemed given on the ninetieth (90th) day after the Closing Date. The Blue Dolphin Companies shall provide copies of all such letters to COPP. The failure of any of the Blue Dolphin Companies to mail a letter required of it pursuant to this Section shall result in the Blue Dolphin Companies being jointly and severally obligated to pay COPP an aggregate amount of $2,000 per week until such failure is cured. The maximum liability of all of the Blue Dolphin Companies collectively shall be $2,000 per week pursuant to this Section. For the purpose of this Section, the term "Major Customer" shall mean any customer whose average daily throughput through the Blue Dolphin Pipeline exceeds 1500 MCF of gas per day, or forty (40) barrels of condensate per day, based on average daily throughput during the ninety (90) days prior to the Closing Date. The Blue Dolphin Companies represent and warrant that the Major Customers represent over ninety-five percent (95%) of the revenue attributable to the Businesses. Notwithstanding anything to the contrary herein, with respect to any Customer Contract that has not been assigned, COPP shall be entitled to receive its pro rata share of the benefits and shall bear its pro rata share of the obligations of such Customer Contract as if it had been assigned.

     6.11 TEXAS LAND OFFICE. The easements listed on Exhibits 1.01(a) and 1.01(b) which have been issued by the state of Texas purport to require the advance consent of the state of Texas to an assignment thereof. The Blue Dolphin Companies have been advised by counsel, however, that such consents are normally obtained after the consummation of the applicable transaction. Accordingly, the parties have agreed to use their reasonable best efforts to obtain such consents subsequent to the Closing.

                           ARTICLE VII

                      CONDITIONS TO CLOSING

     7.01 CONDITIONS TO COPP'S OBLIGATION TO CLOSE. The obligation of COPP to consummate the transactions contemplated hereby is subject to the satisfaction or waiver at or prior to the Closing of all of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Blue Dolphin Companies contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for the representations and warranties that speak as of a specific date or time other than the date of this Agreement, which need only be true and correct as of such date or time. For the sole purpose of determining whether or not any of such representations and warranties are true and correct as aforesaid on and as of the Closing Date, no effect shall be given to any statement herein that any such representation or warranty is "to the knowledge of Blue Dolphin Company."

     (b) COMPLIANCE WITH COVENANTS. The Blue Dolphin Companies shall have performed in all material respects the covenants and agreements to be performed on or before the Closing in accordance with this Agreement.

     (c) OFFICER'S CERTIFICATE. COPP shall have received at the Closing a certificate confirming the matters referred to in Section 7.01
(a) and (b) dated the Closing Date and validly executed on behalf of the Blue Dolphin Companies by duly authorized officers thereof.

     (d) NO INJUNCTION. At and as of the Closing, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the Closing.

     (e) CASUALTY LOSS. The Purchased Interests shall not have been materially damaged, lost, or destroyed and there shall have been no condemnation of the Purchased Interests where the cost to repair or replace such assets to the condition prior to such damage, loss, destruction, or taking exceeds an amount equal to 5% of the Purchase Price.

     (f) DUE DILIGENCE. COPP shall be satisfied with the results of its due diligence review of the Assets (including an outward examination of the structural integrity of the Blue Dolphin Pipeline and the performance of an environmental review).

     (g) CONDITION OF THE ASSETS. There shall have been no material adverse change in the condition of the Assets since the date of this Agreement.

     (h) ALL NECESSARY CONSENTS AND APPROVALS. Except as provided in Sections 6.10 and 6.11, all material consents and approvals of third parties (including governmental entities) necessary or required in connection with the consummation of the transactions contemplated to occur at the Closing shall have been obtained, including the consent of Bank One, Texas, N.A. ("Bank One").

     (i) OPINION OF COUNSEL. COPP shall have received an opinion of Cokinos, Bosien & Young, legal counsel to the Blue Dolphin Companies, dated the Closing Date, in the form of Exhibit 7.01(i).

     (j) BANK ONE LIEN RELEASE. Bank One shall have released its security interests and liens against the Purchased Interests.

     7.02 CONDITIONS TO THE OBLIGATION OF THE BLUE DOLPHIN COMPANIES TO CLOSE. The obligation of the Blue Dolphin Companies to consummate the transactions contemplated hereby is subject to the satisfaction or waiver at or prior to the Closing of all of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of COPP contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for the representations and warranties that speak as of a specific date or time other than the date of this Agreement, which need only be true and correct as of such date or time. For the sole purpose of determining whether or not any of such representations and warranties are true and correct as aforesaid on and as of the Closing Date, no effect shall be given to any statement herein that any such representation or warranty is "to the knowledge of COPP".

     (b) COMPLIANCE WITH COVENANTS. COPP shall have performed in all material respects the covenants and agreements to be performed at or before the Closing in accordance with this Agreement.

     (c) OFFICER'S CERTIFICATE. The Blue Dolphin Companies shall have received at the Closing a certificate confirming the matters referred to in Section 7.02 (a) and (b) dated the Closing Date and validly executed on behalf of COPP by a duly authorized officer thereof.

     (d) NO INJUNCTION. At and as of the Closing, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the Closing.

     (e) CASUALTY LOSS. The Purchased Interests shall not have been materially damaged, lost, or destroyed and there shall have been no condemnation of the Purchased Interests where the cost to repair or replace such assets to the condition prior to such damage, loss, destruction, or taking exceeds an amount equal to 5% of the Purchase Price.

     (f) ALL NECESSARY CONSENTS AND APPROVALS. Except as provided in Sections 6.10 and 6.11, all material consents and approvals of third parties (including governmental entities) necessary or required in connection with the consummation of the transactions contemplated to occur at the Closing shall have been obtained, including the consent of Bank One.

     (g) OPINION OF COUNSEL. The Blue Dolphin Companies shall have received an opinion of Daniel L. Schiffer, General Counsel to MCN and legal counsel to COPP, dated the Closing Date, in the form of Exhibit 7.02(g).

     (h) BANK ONE RELEASE. Bank One shall have released its Liens against the Purchased Interests.

                           ARTICLE VIII

                  ASSUMPTION AND INDEMNIFICATION

     8.01 ASSUMPTION OF LIABILITIES RELATING TO THE PURCHASED INTERESTS. As of the Effective Time, COPP shall assume and agree to pay, perform, and discharge or cause to be paid, performed, and discharged all duties, obligations, and liabilities ("Obligations") arising out of, in connection with, or otherwise in respect of the ownership or operation of the Purchased Interests, whether primary or secondary, fixed or contingent, arising after the Effective Time, including (a) a pro rata portion of the duties, obligations, and liabilities of the Blue Dolphin Companies under the Customer Contracts and the Applicable Operating Agreements, and (b) a pro rata share of the cost of the improvements described on Exhibit 1.02 to the extent the gross amount of such costs exceed $500,000, up to a maximum liability of $83,300 (collectively, the "Assumed Obligations"); provided, however, that COPP does not assume any Obligations of the Blue Dolphin Companies associated with or arising out of matters as to which a Blue Dolphin Company is obligated to indemnify COPP pursuant to Section 8.02.

     8.02 INDEMNIFICATION BY THE BLUE DOLPHIN COMPANY. Each Blue Dolphin Company shall jointly and severally indemnify, defend, and hold harmless COPP (and its directors, officers, employees, affiliates, successors, and assigns) from and against any Obligations based upon, arising out of or otherwise in respect of (a) any inaccuracy in or breach of any representation, warranty, or covenant of any Blue Dolphin Company contained in this Agreement; (b) any Obligations arising out of, in connection with, or otherwise in respect to the ownership of the Purchased Interests arising before the Effective Time, and (c) any liability for Taxes the responsibility for the payment of which is retained by that Blue Dolphin Company pursuant to Section 6.05(c); provided, however, that the Blue Dolphin Companies shall have no liability under this Section 8.02 with respect to matters described in clause (a) above for Obligations until the aggregate amount of such Obligations shall exceed the sum of $200,000 and, in any event only with respect to the amount in excess thereof, subject at all times, to the provisions of this Article VIII. Notwithstanding anything to the contrary herein contained, the maximum aggregate amount of the obligations of the Blue Dolphin Companies to indemnify COPP pursuant to this Section 8.02 shall be $10,000,000.

     8.03 INDEMNIFICATION BY COPP. COPP shall indemnify, defend, and hold harmless each of the Blue Dolphin Companies (and their respective directors, officers, employees, affiliates, successors, and assigns) from and against any Obligations based upon, arising out of or otherwise in respect of (a) any inaccuracy in or breach of any representation, warranty, or covenant of COPP contained in this Agreement; (b) any liability for Taxes the responsibility for the payment of which is assumed by COPP pursuant to Section 6.05(b) and (c) hereof; (c) the Assumed Obligations, and (d) any claim asserted by CMA arising from the consummation of the transactions contemplated hereby.

     8.04 NOTICE OF ASSERTED LIABILITY. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, or circumstance which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement), or any action, proceeding, or investigation (an "Asserted Liability") that may result in an Obligation, the Indemnitee shall give notice thereof (the "Claims Notice") to the other party hereto (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Obligation that has been or may be suffered by the Indemnitee. Notwithstanding the foregoing, no party shall have any liability for claims arising pursuant to Section 8.02(a) or 8.03(a) unless a Claims Notice has been delivered within the appropriate time period indicated in Section 9.01.

     8.05 OPPORTUNITY TO DEFEND. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability and if it does so the Indemnifying Party shall have the right to make all judgments and decisions in respect of the handling of the defense of such Asserted Liability and the settlement or compromise of the Asserted Liability, subject to the provisions of this
Section 8.05. If the Indemnifying Party elects to defend such Asserted Liability, it shall within 30 days of the Claims Notice (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, as requested by and at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise, or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim subject to indemnification over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records, or other documents within its control that are necessary or appropriate for such defense.

     8.06 NEGLIGENCE AND STRICT LIABILITY WAIVER. The indemnification provided for in this Article VIII shall be applicable regardless of whether Obligations in question arose solely or in part from the active, passive, or concurrent negligence of any Indemnitee (or under any theory of strict liability) prior to the Effective Time or after the Effective Time, as the case may be.

     8.07 EXCLUSIVE REMEDY. After the Closing, and to the extent permitted by applicable law, the rights and remedies expressly set forth in this Agreement and in the Closing Agreements shall be the exclusive rights and remedies of the parties hereto with respect to the matters set forth herein.

                            ARTICLE IX

                          MISCELLANEOUS

     9.01 SURVIVAL. The representations and warranties made by the Blue Dolphin Companies and COPP pursuant to this Agreement shall expire eighteen (18) months after the Closing Date and shall thereafter be of no force and effect except such representations and warranties shall be considered as continuing until three (3) years after the Closing Date with respect to any intentional and willful misrepresentations set forth herein, after which time no claim or suit may be brought with respect to the same.

     9.02 DUE DILIGENCE REVIEW. COPP acknowledges that it has assumed the responsibility for conducting its own due diligence review with respect to the Assets and the transactions contemplated hereby. COPP acknowledges that except as set forth on Schedule 9.02 it has been provided full access to such information as it has requested from the Blue Dolphin Companies with respect to the Assets and the books, records, facilities, leases, equipment, consultants, and personnel of the Blue Dolphin Companies and all other matters and things sought to be examined by COPP in connection with its due diligence investigation, and that it has conducted its due diligence review to its satisfaction.
COPP acknowledges that it has conducted its own independent evaluation of any forecast or projection provided to it by any of the Blue Dolphin Companies or their representatives, and specifically has independently evaluated the future throughput, revenue, and expenses of the Purchased Interests.

     9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     9.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the conflicts of law principles thereof.

     9.05 ENTIRE AGREEMENT. The Agreements and the Schedules and Exhibits hereto supersede all prior agreements between the parties (written or oral) other than the Confidentiality Agreement executed by Blue Dolphin Energy Company and COPP, dated March 21, 1995 and, except as aforesaid, is intended as a complete and exclusive statement of the terms of the agreement between the parties. This Agreement may be amended only by a written instrument duly executed by the parties.

     9.06 EXPENSES. Except as expressly set forth in this Agreement, whether the transactions contemplated hereby are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     9.07 NOTICES. All notices hereunder shall be sufficiently given (and deemed made) for all purposes hereunder if in writing and (a) delivered personally, (b) sent by documented overnight delivery service,
(c) to the extent receipt is confirmed, sent by telecopy, telefax, or other electronic transmission service to the appropriate address or number as set forth below, or (d) sent by United States mail, postage prepaid with return receipt requested. Notices to any of the Blue Dolphin Companies shall be transmitted or addressed to:

     (Name of Blue Dolphin Company) 11 Greenway Plaza, Suite 1606
     Houston, Texas 77046 Attention:  President Telecopier No.: (713)
     621-4687

     with a copy to:

     Cokinos, Bosien & Young 1500 Liberty Tower 2919 Allen Parkway Houston, Texas 77019 Attention: Mr. Casey W. Doherty Telecopier
     No.: (713) 535-5533

or at such other addresses or telefax numbers and to the attention of such other person as the Blue Dolphin Company may designate by written notice to each of the other parties.

     Notices to COPP shall be transmitted or addressed to:

     150 West Jefferson Avenue Suite 1800 Detroit, Michigan 48226
     Attention: Vice President Telecopier No.: (313) 256-5851 with a copy to:

     MCN Corporation 500 Griswold Street Detroit, Michigan 48226
     Attention:  Daniel L. Schiffer

or at such other addresses or telefax numbers and to the attention of such other person as COPP may designate by written notice to each of the other parties.

     9.08 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto.

     9.09 HEADINGS. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

     9.10 DTPA WAIVER. COPP HEREBY REPRESENTS AND ACKNOWLEDGES THAT IT IS A "BUSINESS CONSUMER" FOR THE PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE), THAT IT HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN ENTERING INTO THIS AGREEMENT AND THE RELATED AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE PARTIES TO AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. COPP HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (OTHER THAN SECTION 17.555 THEREOF) (THE "DTPA"), AS FROM TIME TO TIME AMENDED, COPP EXPRESSLY RECOGNIZES THAT THE PRICE FOR WHICH THE BLUE DOLPHIN COMPANIES HAVE AGREED TO SELL THE PURCHASED INTERESTS AND PERFORM THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED ON THE INAPPLICABILITY OF THE DTPA AND THIS WAIVER OF THE DTPA. COPP FURTHER RECOGNIZES THAT THE BLUE DOLPHIN COMPANIES, IN DETERMINING TO PROCEED WITH THE ENTERING INTO OF THIS AGREEMENT, HAVE EXPRESSLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE DTPA.

     9.11 SEVERABILITY. If any term or provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.12 NO THIRD PARTY BENEFICIARIES. Except as provided in Article VIII, nothing in this Agreement shall entitle any person other than the Blue Dolphin Companies and COPP or their respective successors and assigns permitted hereby to any claim, cause of action, remedy, or right of any kind.

     9.13 CROSS-REFERENCES. References in this Agreement to Articles, Sections, Exhibits, or Schedules shall be deemed to be references to Articles, Sections, Exhibits, and Schedules of this Agreement unless the context specifically and expressly requires otherwise.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.


COENERGY OFFSHORE PIPELINE &       BLUE DOLPHIN PIPE LINE COMPANY,
PROCESSING COMPANY,                a Delaware corporation
a Michigan corporation


By:Joseph L. Roberts               By:William Fisher
   Joseph L. Roberts,                 William Fisher,
   Vice President                     Senior Vice President


                                   BUCCANEER PIPE LINE CO.,
                                   a Texas corporation


                                   By:William Fisher
                                      William Fisher,
                                      Senior Vice President


                                   MISSION ENERGY, INC.,
                                   a Delaware corporation


                                   By:William Fisher
                                      William Fisher,
                                      Senior Vice President